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                                                                   EXHIBIT 32.1

Written Statement of the Chief Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer of W Holding Company, Inc. (the "Company"), hereby certifies that to the best of his knowledge on the date hereof:

         (a) the Form 10-K of the Company for the Year Ended December 31, 2003, filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

                                         /s/ Frank C. Stipes, Esq.
                                        ---------------------------------------
                                        Chairman of the Board, Chief Executive
                                        Officer and President
                                        March 12, 2004